PRESS RELEASE

eHealth, Inc. Updates Guidance for Fiscal Year 2024 Following Strong AEP Performance

AUSTIN, Texas, December 17, 2024 — eHealth, Inc. (Nasdaq: EHTH), a leading private online health insurance marketplace, today provided commentary on its Annual Enrollment Period (AEP) performance and updated guidance ranges for the fiscal year ending December 31, 2024.

“This dynamic enrollment period was marked by significant changes to Medicare Advantage and Part D plan offerings, creating an increased demand for the trusted, carrier-agnostic solutions that eHealth provides to help beneficiaries navigate their coverage options. eHealth’s outperformance during this critical time is a testament to the success of our extensive transformation initiatives and the organization’s tremendous AEP preparedness effort,” said Fran Soistman, Chief Executive Officer of eHealth.

Continued Fran Soistman, “During the AEP, we drove strong consumer demand to our omnichannel platform coupled with conversion rates that exceeded our expectations, allowing us to deliver substantial enrollment growth at enhanced margins. Most importantly, we continued to execute on our mission, assisting hundreds of thousands of Medicare beneficiaries in evaluating their health coverage and either enrolling in a new plan or determining that their existing coverage remains the best option for their needs. I am proud of the eHealth team and believe we are in the early stages of capturing the exciting opportunities for scale, margin expansion and brand advancement in our Medicare business.”

AEP Operational Highlights
•Strong year-over-year growth in submitted Medicare applications including significant outperformance within direct marketing channels.
•All-time high AEP submitted application volume in the online unassisted category.
•Telephonic and online conversion rates above expectations and representing meaningful year-over-year improvement.
•Expansion in LTV-to-CAC ratio(1) in the Medicare business.
•Successful implementation of eHealth’s new comprehensive member retention program driving consumers to return to the eHealth platform to review their coverage and shop for healthcare plans.

Updated 2024 Guidance

Based on information available as of December 17, 2024, eHealth is revising its guidance ranges for the full year ending December 31, 2024.

•Total revenue is expected to be in the range of $500.0 million to $520.0 million compared to the prior range of $470.0 million to $495.0 million.
•GAAP net income (loss) is expected to be in the range of $(12.0) million to $3.0 million compared to the prior range of $(36.5) million to $(22.0) million.
•Adjusted EBITDA(2) is expected to be in the range of $40.0 million to $55.0 million compared to the prior range of $7.5 million to $25.0 million.

The above guidance includes the expected impact of positive net adjustment revenue in the range of $14.0 million to $20.0 million.

•Operating cash flow is expected to be in the range of $(15.0) million to $(5.0) million compared to the prior range of $(10.0) million to $0.0 million. The change in operating cash flow outlook reflects eHealth’s investment in profitable Medicare enrollment growth during the fourth quarter.

Said John Dolan, Chief Financial Officer of eHealth, “The mid-point of our updated guidance ranges implies a substantial expansion of our margins – an important accomplishment for the company. We also believe the AEP cohort we enrolled this year will drive attractive cash ROI. Our revised operating cash flow guidance reflects greater than expected AEP enrollment volume and associated acquisition spend. As a reminder, we recognize revenue upon plan approval, and member acquisition costs are expensed and paid upfront, while we do not receive initial commission payments for most new policies until the first quarter. Our guidance is reflective of this timing dynamic within our Medicare agency fulfillment model.”

These expectations are forward-looking statements, and eHealth assumes no obligation to update these statements. Actual results may be materially different and are affected by the risks and uncertainties identified in this press release and in eHealth’s annual and quarterly reports filed with the Securities and Exchange Commission.

About eHealth, Inc.

We’re Matchmakers. For over 25 years, eHealth has helped millions of Americans find the healthcare coverage that fits their needs at a price they can afford. As a leading independent licensed insurance agency and advisor, eHealth offers access to over 180 health insurers, including national and regional companies.

For more information, visit eHealth.com or follow us on LinkedIn, Facebook, Instagram, and X. Open positions can be found on our career page.

Forward-Looking Statements

This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. These include: statements regarding factors that impacted our Annual Enrollment Period (AEP) performance; our expected operating and financial performance for the 2024 fiscal year; our 2024 annual guidance for total revenue, GAAP net income (loss), Adjusted EBITDA and operating cash flow; our estimates for positive net adjustment revenue and its expected impacts on our 2024 annual guidance; our expectation for the AEP enrollment cohort and its expected impact on our financial condition; our estimates regarding Medicare Advantage approved members and Medicare approved members for the fourth quarter of 2024; our expectation for improvement in our LTV-to-CAC ratio; our expectation for improvement in margin for the fourth quarter of 2024; our expectation regarding timing of receipt of commission and payment practices of health insurance carriers; our expectations regarding AEP enrollment volume and associated acquisition spend; our expectations regarding our financial and operating condition and performance; our expectations regarding our business, operations, initiatives and strategies; and other statements regarding our future operations, financial condition, prospects and business strategies.

These forward-looking statements are inherently subject to various risks and uncertainties that could cause actual results to differ materially from the statements made. In particular, we are required by Accounting Standards Codification 606 — Revenue from Contracts with Customers to make numerous assumptions that are based on historical trends and our management’s judgment. These assumptions may change over time and have a material impact on our revenue recognition, guidance and results of operations. Please review the assumptions stated in this press release carefully.

The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, our ability to retain existing members and enroll new members during the annual healthcare open enrollment period, the Medicare annual enrollment period, the Medicare Advantage annual open enrollment period and other special enrollment periods; changes in laws, regulations and guidelines, including in connection with healthcare reform or with respect to the marketing and sale of Medicare plans, such as the Policy and Technical Changes to Medicare Advantage for Contract Year 2025 released by CMS on April 4, 2024 and subsequent rules released by CMS relating thereto; competition, including competition from government-run health insurance exchanges and other sources; the seasonality of our business and the fluctuation of our operating results; our ability to accurately estimate membership, lifetime value of commissions and commissions receivable; changes in product offerings among carriers on our ecommerce platform and changes in our estimated conversion rate of an approved member to a paying member and the resulting impact of each on our commission revenue; the concentration of our revenue with a small number of health insurance carriers; our ability to execute on our growth strategy and other business initiatives; changes in our management or other key employees; our ability to hire, train, retain and ensure the productivity of licensed insurance agents, or benefit advisors, and other personnel; exposure to security risks and our ability to safeguard the security and privacy of confidential data; our relationships with health insurance carriers; the success of our carrier advertising and sponsorship program; our success in marketing and selling health insurance plans and our unit cost of acquisition; our ability to effectively manage our operations as our business evolves and execute on our business plan and other strategic initiatives; the need for health insurance carrier and regulatory approvals in connection with the marketing of Medicare-related insurance products; changes in the market for private health insurance; consumer satisfaction of our service and actions we take to improve the quality of enrollments; changes in member conversion rates; changes in commission rates; our ability to sell qualified health insurance plans to subsidy-eligible individuals and to enroll subsidy-eligible individuals through government-run health insurance exchanges; our ability to derive desired benefits from investments in our business, including membership growth and retention initiatives; our reliance on marketing partners; the success and cost of our marketing efforts, including branding, online advertising, direct-to-consumer mail, email, social media, telephone, television, radio and other marketing efforts; timing of receipt and accuracy of commission reports; payment practices of health insurance carriers; dependence on our operations in China; the restrictions in our debt obligations; the restrictions in our investment agreement with our convertible preferred stock investor; our ability to raise additional capital or to restructure our existing debt obligations; compliance with insurance, privacy, cybersecurity and other laws and regulations; the outcome of litigation in which we may from time to time be involved; the performance, reliability and availability of our information technology systems, ecommerce platform and underlying network infrastructure; including any new systems we may implement; public health crises, pandemics, natural disasters, changing climate conditions and other extreme events; general economic conditions, including inflation, recession, financial, banking and credit market disruptions; and our ability to affectively administer our self-insurance program. Other factors that could cause operating, financial and other results to differ are described in our most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K filed with the Securities and Exchange Commission and available on the Investor Relations page of our website at https://ir.ehealthinsurance.com and on the Securities and Exchange Commission’s website at www.sec.gov.

All forward-looking statements in this press release are based on information available to us as of the date hereof, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Footnotes to Certain Operational and Non-GAAP Financial Information

(1)LTV-to-CAC ratio is calculated as constrained lifetime value of commissions per Medicare Advantage ("MA")-equivalent approved member for which we are the broker of record divided by total acquisition cost (including customer care and enrollment and variable marketing costs) per MA-equivalent approved member. The number of MA-equivalent approved members is calculated by adding the total number of approved Medicare Advantage and Medicare Supplement members and 25% of the total number of approved Medicare Part D members during the period presented.

(2)This press release includes Adjusted EBITDA, a financial measure that is not calculated in accordance with U.S. generally accepted accounting principles (GAAP). Adjusted EBITDA is calculated by excluding dividends for preferred stock and change in preferred stock redemption value (together the “impact from preferred stock”), provision for (benefit from) income taxes, depreciation and amortization, stock-based compensation expense, impairment, restructuring and other charges, interest expense, other income (expense), net, and other non-recurring charges from GAAP net income (loss) attributable to common stockholders. Other non-recurring charges to GAAP net income (loss) attributable to common stockholders may include transaction expenses in connection with capital raising transactions (whether debt, equity or equity-linked) and acquisitions, whether or not consummated, purchase price adjustments and the cumulative effect of a change in accounting principles.

eHealth believes that the presentation of Adjusted EBITDA provides important supplemental information to management and investors regarding financial and business trends relating to eHealth’s financial condition and results of operations. Management believes that the use of Adjusted EBITDA provides consistency and comparability with eHealth’s past financial reports. Management also believes that Adjusted EBITDA provides an additional measure of eHealth’s operating results and facilitates comparisons of eHealth’s core operating performance against prior periods and business model objectives. This information is provided to investors in order to facilitate additional analyses of past, present and future operating performance and as a supplemental means to evaluate eHealth’s ongoing operations. eHealth believes that Adjusted EBITDA is useful to investors in their assessment of eHealth’s operating performance.

Adjusted EBITDA is not calculated in accordance with GAAP, and should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Adjusted EBITDA has limitations in that it does not reflect all of the revenue and costs associated with the operations of eHealth’s business and does not reflect income tax as determined in accordance with GAAP. As a result, you should not consider this measure in isolation or as a substitute for analysis of eHealth’s results as reported under GAAP. eHealth expects to continue to incur the stock-based compensation costs, depreciation and amortization and interest expense as described above, and exclusion of these costs, and their related income tax benefits, from Adjusted EBITDA should not be construed as an inference that these costs are unusual or infrequent. eHealth compensates for these limitations by prominently disclosing GAAP net income (loss) and providing investors with a reconciliation from eHealth’s GAAP net income (loss) to Adjusted EBITDA for the relevant periods.

The accompanying table provides more details on guidance GAAP net income (loss) attributable to common stockholders, which is the most directly comparable GAAP financial measure to Adjusted EBITDA, a non-GAAP financial measure, and the related reconciliation between these financial measures.

Non-GAAP Financial Information Reconciliation – Fiscal Year 2024 Guidance (in millions, unaudited)

	Year Ended December 31, 2024
	Low	High
GAAP net loss attributable to common stockholders	$(57)	$(42)
Impact from preferred stock	45	45
GAAP net income (loss)	$(12)	$3
Stock-based compensation expense	20	17
Depreciation and amortization	19	18
Impairment, restructuring and other charges	9	9
Interest expense	11	10
Other income, net	(8)	(9)
Provision for income taxes	1	7
Adjusted EBITDA	$40	$55

Investor Relations Contact:
Kate Sidorovich, CFA
Senior Vice President, Investor Relations & Strategy
investors@ehealth.com

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